UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) February 25, 2022

LATHAM GROUP, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-40358	83-2797583
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

787 Watervliet Shaker Road Latham, NY 12110
(Address of principal executive offices) (Zip Code)

(800) 833-3800
(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common stock, par value $0.0001 per share	SWIM	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02            Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 25, 2022, the Board of Directors (the “Board”) of Latham Group, Inc. (the “Company”) elected Dane Derbyshire to serve as a director of the Company, effective immediately. Mr. Derbyshire was appointed as a Class III director, with a term of office expiring at the Company’s 2024 annual meeting of stockholders and as a member of the Nominating and Corporate Governance Committee.

Mr. Derbyshire replaces Andrew Singer, who previously served as a member of the Board. On February 25, 2022, Mr. Singer, notified the Board that he will resign effective immediately due to his resignation as an employee of Pamplona Capital Management. At the time of his resignation, Mr. Singer was a member of the Board’s Compensation Committee. His decision to resign is not the result of any disagreement with management or the Board related to the Company’s operations, policies, or practices.

Mr. Derbyshire is a principal at Pamplona Capital Management LLC (“Pamplona”), having joined the firm in 2016. During his time at Pamplona, Mr. Derbyshire has served on the board of directors of several companies, including BakeMark, a manufacturer and distributor of bakery ingredients, Savista, a provider of healthcare revenue cycle management services, Veritext, a court reporting agency, and nThrive, a payment solutions provider for the healthcare industry. Prior to joining Pamplona, Mr. Derbyshire worked in the investment banking division at Barclays. Mr. Derbyshire holds a Bachelor of Science, magna cum laude, in International Economics from Georgetown University.

Mr. Derbyshire does not have a material interest in any transaction that is required to be disclosed under Item 404(a) of Regulation S-K.

Mr. Derbyshire was selected as a director of the Company by Pamplona pursuant to Pamplona’s right to designate 40% of the members of the Board for so long as Pamplona owns at least 40% or more, but less than 50%, of our common stock.

Mr. Derbyshire will not receive any compensation for his services as a member of our Board. However, Mr. Derbyshire will enter into the Company’s standard form of indemnity agreement for directors, a copy of which is filed as an Exhibit 10.7 to the Company’s Registration Statement on Form S-1 filed on March 31, 2021.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 25, 2022

LATHAM GROUP, INC.

By:	/s/ Scott M. Rajeski
Name:	Scott M. Rajeski
Title:	Chief Executive Officer and President